Palatin Technologies, Inc. 8-k

EXHIBIT 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS or (II) Unless sold pursuant to rule 144 or rule 144a under said act. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SERIES B COMMON STOCK PURCHASE WARRANT CERTIFICATE

Palatin Technologies, Inc.

No. Series 2012 B ___________

Number of Shares of Common Stock: _____________

Date of Issuance: July 3, 2012 (the “Issuance Date”)

 THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________, the registered holder of this Warrant or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in this Warrant, at any time or times on or after the Authorized Shares Increase Date, but not after 5:30 p.m., New York City time, on the Expiration Date, to subscribe for and purchase from Palatin Technologies, Inc., a Delaware corporation (the “Company”), up to ______ shares (the “Warrant Shares”) of Common Stock.

Section 1.           Definitions. Capitalized terms used in this Warrant have the meanings set forth in this Warrant including Section 14 below; provided, however, that capitalized terms used and not otherwise defined in this Warrant shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 2, 2012, by and among the Company, the Holder and the other investors referred to therein.

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Section 2.           Exercise.

a)          Exercise of Warrant. Subject to the terms and conditions of this Warrant (including, without limitation, the limitation set forth in Section 2(d)), this Warrant may be exercised by the Holder on any day on or after the Authorized Shares Increase Date, in whole or in part (but not as to fractional shares), by delivery of a written notice, in the form attached to this Warrant as Exhibit A or in such other form as is satisfactory to the Company (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price (as defined in Section 2(b)) multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(c)). The Holder shall not be required to surrender this Warrant in order to effect an exercise under this Warrant, unless the Holder has purchased all of the Warrant Shares available under this Warrant and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as practicable after the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by email or facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Notice on or before the second Trading Day following the date on which the Company has received the Exercise Notice. In the event of any discrepancy or dispute as to the remaining number of Warrant Shares, the records of the Company and the Holder’s broker or brokers shall be controlling and determinative in the absence of manifest error. On or before the third Trading Day following the date on which the Company has received the Exercise Notice, but not in any event prior to the time the Holder has delivered the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Share Delivery Date”), the Company shall, (X)  provided that the Transfer Agent is participating in the Direct Registration System (including any successor thereto, “DRS”) or The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (including any successor thereto, the “FAST Program”), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to either the Holder’s or its designee’s balance account with DTC through its Deposit /Withdrawal At Custodian system, or to the Holder’s or its designee’s direct registration account, or (Y), if the Transfer Agent is not participating in either the DRS or FAST Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate (which shall be unlegended, provided that the Warrant Shares subject to the Exercise Notice are included in an effective Registration Statement or all applicable requirements of Rule 144, including the holding period thereof, are met, and subject in all cases to requirements of, and compliance with,

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securities laws then in effect), registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC or DRS account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 2(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 4(b)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or any other Attribution Party (as defined below), and in the event that any such transfer is involved, the Company shall not be required to effect any such transfer until such tax or other charge shall have been paid or it has been established to the Company’s reasonable satisfaction that no such tax or other charge is due. The Holder shall be responsible for all income tax liability that may arise as a result of holding or transferring this Warrant. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares under this Warrant, the number of Warrant Shares available for purchase under this Warrant at any given time may be less than the amount stated on the face of this Warrant.

b)          Exercise Price. The exercise price per share of Common Stock issuable under this Warrant shall be $0.01, subject to adjustment pursuant to the terms of this Warrant (the “Exercise Price”).

c)          Cashless Exercise. Upon exercise of this Warrant, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, the Holder can elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

                                     B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised;

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B = the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding the date of the Exercise Notice; and

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

d)          Beneficial Ownership Limitation on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such exercise, such Holder together with the other Attribution Parties (as defined below) collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any other Attribution Party and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(d). For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two Trading Days confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding.

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In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Warrants, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon the exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 19.99% (except that such increased percentage may exceed 19.99% in the event that (x) the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market or applicable Eligible Market for issuances of shares of Common Stock in excess of such amount or (y) the Company is not subject to rules of the Principal Market or applicable Eligible Market limiting issuances of shares of Common Stock in excess of such amount) as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of the SPA Warrants that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation as contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

As used in this Warrant, “Attribution Parties” means, collectively, the following Persons and entities: (i) QVT Fund IV LP, (ii) QVT Fund V LP, (iii) Quintessence Fund L.P., (iv) QVT Financial LP, (v) QVT Financial GP LLC, (vi) QVT Associates GP LLC, and (vii) any other investment vehicle, including any other funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by QVT Financial LP or any of its Affiliates or principals, (viii) any direct or indirect Affiliates of the Holder or any of the foregoing, (ix) any Person acting or who could be deemed to be acting as a Group together with the Holder

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 or any of the foregoing and (x) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

e)          Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

f)           Failure to Timely Deliver Shares. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or the certificates representing the Warrant Shares or to credit the Holder’s balance account with DRS or DTC or through the FAST Program for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise pursuant to an exercise on or before the Share Delivery Date, and if after such date the Holder purchases (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Holder’s balance account with DRS or DTC (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock or credit the Holder’s balance account with DRS or DTC and  pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price of the Common Stock on the date of the event giving rise to the Company’s obligation to deliver such certificate. The Company shall be liable for all payments to the Holder pursuant to this Section 2(f) and such payments shall be a liability and debt obligation of the Company, and the Holder shall be a creditor of the Company with respect to such obligation, that is immediately due and payable pursuant to and in accordance with this Section 2(f).

Section 3.           Certain Adjustments.

a)       Stock Dividends and Splits. If the Company, at any time from and after the Issuance Date and while this Warrant is outstanding: (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased, or (ii) combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common

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 Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the subdivision or combination becomes effective. If any event occurs of the type contemplated by the provisions of this Section 3(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder as if it had been a holder of the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitation on such exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective); provided, that no such adjustment will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3(a) in any manner that is adverse to the Holder.

b)       Par Value. The Company shall not subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares if it would cause the Exercise Price to be less than the par value of the Common Stock.

c)       Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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d)       Fundamental Transaction.

(1)           All Fundamental Transactions.

(a)          Upon the occurrence or consummation of any Fundamental Transaction (and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that) the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant.

(b)          No later than (i) thirty (30) days prior to the occurrence or consummation of any Fundamental Transaction or (ii) if later, the first Trading Day following the date the Company first becomes aware of the occurrence or potential occurrence of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the holders of SPA Warrants (a “Fundamental Transaction Notice”).

(c)          The provisions of this Section 3(d) shall apply to each and every Fundamental Transaction and multiple Fundamental Transactions.

(2)           Non-Company Controlled Fundamental Transactions.

(a)          Immediately upon exercise of this Warrant following the occurrence or consummation of a Non-Company Controlled Fundamental Transaction, the Company and the Successor Entity or Successor Entities shall deliver to the Holder such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Non-Company Controlled Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Non-Company Controlled Fundamental Transaction, had this Warrant been exercised immediately prior to such Non-Company Controlled Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Non-Company Controlled Fundamental Transaction (without regard to any limitations on the exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective), as adjusted in accordance with the provisions of this Warrant.

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(b)          Immediately upon occurrence or consummation of a Non-Company Controlled Fundamental Transaction (and it shall be a required condition to the occurrence or consummation of such Non-Company Controlled Fundamental Transaction that) the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that the Company and the Successor Entity or Successor Entities shall comply with the requirements set forth in this Warrant.

(c)          It shall be a required condition to the occurrence or consummation of such Non-Company Controlled Fundamental Transaction that, under no circumstances may the Holder be treated better or in a manner more advantageous than the holders of shares of Common Stock in such Non-Company Controlled Fundamental Transaction pursuant to the terms of this Section 3(d).

(3)           Company Controlled Fundamental Transactions.

(a)          Upon occurrence or consummation of a Company Controlled Fundamental Transaction, the Company and the Successor Entity or Successor Entities shall deliver to the Holder upon exercise of this Warrant immediately upon the occurrence or consummation of Company Controlled Fundamental Transaction or at any time thereafter, as elected by the Holder solely at its option, (i) shares of Common Stock or Successor Capital Stock, (ii) such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Company Controlled Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Company Controlled Fundamental Transaction, had this Warrant been exercised immediately prior to such Company Controlled Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Company Controlled Fundamental Transaction (without regard to any limitations on the exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective), as adjusted in accordance with the provisions of this Warrant, or (iii) pursuant to and in accordance with the following paragraph, a cash payment equal to the Black Scholes Value of the elected portion of this Warrant (or, at the election of the Holder, any elected portion of this Warrant).

(b)           (i) Without limiting in any manner any other rights, obligations and terms set forth in this Section 3(d) and in addition to any other rights set forth in this Section 3(d), and regardless of any provision in any agreement, contract or other document to which the Company or any Successor Entity is a party (including, without limitation the Purchase Agreement and the Warrants) that may be construed to limit the Company’s or any Successor Entity’s obligation to make a payment pursuant to this paragraph, at the delivery of a request of the Holder (which request shall be made solely at the option of the Holder and the Holder has the sole right to determine whether or not to exercise such option) to the Company, the Successor Entity and/or the Successor

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Entities (a “Fundamental Transaction Early Termination Notice”) at any time and from time to time after the Holder becoming aware in any way of a Company Controlled Fundamental Transaction (including through receipt of a Fundamental Transaction Notice), the Company and/or the Successor Entity and/or Successor Entities, jointly and severally, shall (i) comply with their escrow obligations as set forth in the following paragraph and (ii) pay to the Holder cash in an amount equal to the Fundamental Transaction Warrant Early Termination Price with respect to, as elected and determined by the Holder solely at its option, all or a portion of the Warrant. The Fundamental Transaction Early Termination Notice shall indicate the portion (which may be all of this Warrant) of this Warrant with respect to which the Holder is electing to receive the Fundamental Transaction Warrant Early Termination Price. The Company and the Successor Entity or Successor Entities, jointly and severally, shall become liable for the Fundamental Transaction Warrant Early Termination Price and such payment shall be a liability and debt obligation of the Company and the Successor Entity or Successor Entities, jointly and severally, and the Holder shall be a creditor of the Company and the Successor Entity or Successor Entities, jointly and severally, with respect to such obligation, that is immediately due and payable upon the delivery by the Holder of the Fundamental Transaction Early Termination Notice. The Holder may deliver one or more Fundamental Transaction Early Termination Notices pursuant to this Warrant with respect to all or any portion of the Warrant.

(ii) The Company and the Successor Entity or Successor Entities shall not effect a Company Controlled Fundamental Transaction unless and shall not provide for or make any payment (of cash or otherwise) relating to any such Company Controlled Fundamental Transaction unless (and it shall be a required condition to the occurrence or consummation of any Company Controlled Fundamental Transaction that) the Company and the Successor Entity or Successor Entities, jointly and severally, shall first (i) place into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing date of the Company Controlled Fundamental Transaction (the “Fundamental Transaction Escrow Deadline”), an amount of cash equal to the Fundamental Transaction Warrant Early Termination Price with respect to all SPA Warrants, to be paid by the Company and the Successor Entity or Successor Entities, jointly and severally, in accordance with this Section 3(d)(3)(b) to holders of SPA Warrants that deliver any Fundamental Transaction Early Termination Notice in accordance with the preceding paragraph, and (ii) pay to the holders of SPA Warrants that deliver any Fundamental Transaction Early Termination Notice on or prior to the closing date of the Company Controlled Fundamental Transaction their applicable Fundamental Transaction Warrant Early Termination Price. Within five (5) Business Days after receipt of a Fundamental Transaction Early Termination Notice (or, if later, on the effective date of the Company Controlled Fundamental Transaction), the Company and the Successor Entity or Successor Entities, jointly and severally, shall pay or shall instruct the escrow agent to pay the Fundamental Transaction Warrant Early Termination Price to all applicable holders of SPA Warrants that have delivered a Fundamental Transaction Early Termination Notice. For purposes of determining the amount required to be placed in escrow pursuant to the provisions of this paragraph and without affecting the amount of the actual Fundamental Transaction Warrant Early Termination Price, the calculation of the price referred to in clause (iv) of the definition of Black Scholes Value with respect to Closing Sale Price of the Common Stock shall be determined based on the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date that the funds are deposited with the escrow agent.

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(iii) Following the receipt of a Fundamental Transaction Early Termination Notice from the Holder, in the event that the Company or any Successor Entity attempts to consummate a Company Controlled Fundamental Transaction without placing the Fundamental Transaction Warrant Early Termination Price in escrow in accordance with the provisions above or without payment of the Fundamental Transaction Warrant Early Termination Price to the Holder prior to consummation of such Company Controlled Fundamental Transaction, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Company Controlled Fundamental Transaction until the Fundamental Transaction Warrant Early Termination Price is paid to the Holder and the Company and the Successor Entity or Successor Entities agree to waive any requirement by the Holder to post any bond in connection therewith. It shall be a required condition precedent to the consummation of any Company Controlled Fundamental Transaction that, and no Company Controlled Fundamental Transaction may be consummated unless, the Company and the Successor Entity or Successor Entities, jointly and severally, have either (i) complied with the escrow deposit required above or (ii) confirmed with the Holder in writing that the Holder is not requiring such escrow deposit prior to consummation of the Company Controlled Fundamental Transaction.

(iv) Notwithstanding anything to the contrary in this Section 3(d), until the Fundamental Transaction Warrant Early Termination Price is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into shares of Common Stock and any part of this Warrant not so exercised or redeemed shall retain all of the other rights set forth in this Warrant.

(v) The parties hereto agree that in the event of the early termination of any portion of this Warrant under this Section 3(d)(3)(b), the Holder’s actual damages would be uncertain and difficult to estimate because of the parties’ inability to predict the losses of the Holder, future Common Stock market prices, other opportunities of the Holder had it not invested in this Warrant and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any payment due under this Section 3(d)(3)(b) is intended by the parties to be, and shall be deemed, a fair and reasonable estimate of the amount required to compensate the Holder for the Holder’s loss of its investment opportunity and not a penalty. In the event that the Holder delivers a Fundamental Transaction Early Termination Notice pursuant to a Clause C Fundamental Transaction and the Company pays in full to the Holder, pursuant to and in accordance with the terms of this Section 3(d)(3)(b), the related Fundamental Transaction Warrant Early Termination Price, the Holder shall not be entitled to any other payment for damages under this Warrant solely in connection with such Clause C Fundamental Transaction.

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(c)           In the event of a Company Controlled Fundamental Transaction, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, then solely at the request of the Holder (and in addition to and without limiting any other right under this Warrant), such Successor Entity or Entities shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant. Such security shall be exercisable for a number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective) prior to such Company Controlled Fundamental Transaction. The number of shares of Successor Capital Stock to be delivered to Holder shall equal the quotient of (A) the Black Scholes Value of this Warrant at the time of consummation of such Company Controlled Fundamental Transaction divided by (B) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Company Controlled Fundamental Transaction. Such security shall be satisfactory to the Holder, and with an identical exercise price to the Exercise Price under this Warrant. The parties acknowledge that the determination of the number of shares of Successor Capital Stock as set forth above is for the purpose of protecting after the consummation or occurrence of such Company Controlled Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Company Controlled Fundamental Transaction, as elected by the Holder solely at its option.

(d)           Any security issuable or potentially issuable to the Holder pursuant to the terms of this Warrant upon a Company Controlled Fundamental Transaction shall be registered and freely tradable by the Holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

(4)           Clarifications. For purposes of clarification and without limiting any rights set forth in this Warrant, (i) upon any Fundamental Transaction or at any time thereafter, at the Holder’s request, the Holder shall have the right to require the Company and/or the Successor Entity and/or Successor Entities, jointly and severally, to deliver upon the occurrence or consummation (and it shall be a required condition to such occurrence or consummation) of the Fundamental Transaction, in satisfaction of this Warrant (but not in lieu of Distributions and Purchase Rights still issuable under Sections 3(c) and 3(e), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in

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such Fundamental Transaction, had this Warrant been exercised in full (without regard to any limitations on exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective) with such Holder becoming a holder of such shares of Common Stock issuable upon such exercise immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction; (ii) the purpose of this Section 3(d) is to assure that in all circumstances of any Fundamental Transaction or similar corporate type transaction, the Holder will have rights no worse (and, other than in connection with a Company Controlled Fundamental Transaction, no better) in any way than or adversely affected relative to or in any manner not as advantageous (or, other than in connection with a Company Controlled Fundamental Transaction, disadvantageous) as those of a holder of the number of shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective) as if this Warrant had already been exercised into Common Stock (without regard to any limitations on exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective) prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction and shall not receive worse (or, other than in connection with a Company Controlled Fundamental Transaction, better) treatment, be prejudiced or adversely affected relative to or treated in any manner not as advantageous (or, other than in connection with a Company Controlled Fundamental Transaction, disadvantageous) as the treatment afforded to any holders of shares of Common Stock in such Fundamental Transaction or similar corporate type transaction by virtue of the fact that the Holder holds this Warrant rather than the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective); (iii) it is specifically intended that no Person attempt to structure a transaction in any manner to circumvent the intent of this Section 3(d) and therefore the provisions of this Section 3(d) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this Section 3(d) or any portion of this Section 3(d) which may be defective or inconsistent with the intended treatment of the Holder or to make changes or supplements necessary or desirable to properly give effect to such treatment as no worse (and, other than in connection with a Company Controlled Fundamental Transaction, no better) in any way than or adversely affected relative to or in any manner not as advantageous (or, other than in connection with a Company Controlled Fundamental Transaction, disadvantageous) as a holder of the number of shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective) in any Fundamental Transaction or similar corporate type transaction as contained in this Warrant; (iv) it is specifically intended, among other events and transactions, that any tender offer or similar transaction made with respect to the Company or 50% or more of the Common Stock shall be deemed a Fundamental Transaction under this Warrant; (v) notwithstanding any provision of this Warrant that may be interpreted to the contrary, the Holder has an express right to receive at least the same proportion and amount of cash, if

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any, per Warrant Share (provided, that the foregoing shall in no way limit the rights of the Holder, solely at its option, to receive the Fundamental Transaction Warrant Early Termination Price entirely in cash) that each holder of a share of Common Stock is entitled to receive from the Company or any Successor Entity or Successor Entities, upon any Fundamental Transaction (such as a cash merger or cash tender offer) where cash comprises any portion of the applicable consideration or payment, that it would have been entitled to receive had it exercised this Warrant prior to the Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective); (vi) the provisions of this Section 3(d) may not be waived, modified or otherwise implemented otherwise than in strict conformity with the intention of this Section 3(d) and shall apply to a successor holder of this Warrant and any Successor Entity or Successor Entities; and (vii) notwithstanding any provision of this Warrant, the Purchase Agreement or any other agreement or contract that could in any way be read to limit the right of the Holder to elect and receive at any time in perpetuity any payments pursuant to Section 5(a), no provision of this Warrant, the Purchase Agreement or any other agreement or contract shall limit the rights of the Holder (including, without limitation, the right to receive any Redemption Price) to receive at any time in perpetuity any payments pursuant to Section 5(a).

(5)           Section 5(a) Payment Obligation. Notwithstanding anything set forth in this Section 3(d) or anywhere else in this Warrant or in any other Transaction Document, nothing in this Section 3(d) or anywhere else in this Warrant or in any other Transaction Document shall limit the rights of the Holder (including, without limitation, the right to receive any Redemption Price) pursuant to Section 5(a).

e)       Purchase Rights. In addition to any adjustments pursuant to Section 3 above, if at any time after the Issuance Date and prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise of this Warrant and as if the Increased Shares Amendment had, as of such date, been adopted and become effective) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right (and beneficial ownership) to such extent shall be held in abeyance for the Holder until such time or times as its right

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thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

f)        Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Section 4. Transfer of Warrant.

a)       Transferability. Subject to compliance with applicable securities laws, this Warrant and all rights under this Warrant are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with the Assignment Form, in the form attached to this Warrant as Exhibit B or in such other form as is satisfactory to the Company, duly executed by the Holder or its agent or attorney and, if any, funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares prior to having a new Warrant issued.

b)       New Warrants. This Warrant may be divided or combined with other Series B Warrants upon presentation of this Warrant at the aforesaid office of the Company or its designated agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Notwithstanding anything to the contrary in this Section 4(b), in no event shall this Warrant be subdivided into units of less than 5,000 Warrant Shares (as adjusted for stock splits, stock dividends, recapitalizations or similar events) and such new Warrants shall not be further subdivided. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall include reference to the initial Issuance Date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)       Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder of this Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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Section 5.           Increase in Authorized Capital and Reservation of Warrant Shares.

a)       Increase in Authorized Common Stock.

(1)           Following the Issuance Date, the Company shall take all corporate action necessary to call a meeting of its stockholders (the “Stockholders Meeting”), as soon as practicable, but in no event later than September 30, 2012 (the “First Authorized Shares Increase Deadline”), for the purpose of seeking approval of the Company’s stockholders to amend the Company’s Certificate of Incorporation to increase the number of shares of the Company’s authorized Common Stock from 100,000,000 shares to no less than 200,000,000 shares (the “Increased Shares Stockholder Approval”). No later than one (1) Trading Day following the Increased Shares Stockholder Approval, the Company shall file with the Secretary of State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation to effect the Increased Shares Stockholder Approval such that the number of authorized shares of the Company’s Common Stock is at least 200,000,000 shares, which certificate of amendment shall provide that it shall become immediately effective upon filing (such filing, the “Amendment Filing”, and the occurrence of both the Increased Shares Stockholder Approval and the Amendment Filing, the “Increased Shares Amendment”). The date on which the Increased Shares Amendment becomes effective is referred to in this Warrant as the “Authorized Shares Increase Date”. Without limiting the Company’s obligations under this Section 5, for the avoidance of doubt, the Company shall not be prohibited from calling additional Stockholders Meetings from time to time.

(2)         If the Authorized Shares Increase Date has not occurred on or prior to the First Authorized Shares Increase Deadline, the Company shall take all corporate action necessary to call one or more other Stockholders Meetings, as soon as practicable and as often as practicable, but in no event later than June 30, 2013 (the “Second Authorized Shares Increase Deadline”), for the purpose of again seeking approval of the Company’s stockholders for the Increased Shares Stockholder Approval.

(3)          If the Authorized Shares Increase Date has not occurred on or prior to the First Authorized Shares Increase Deadline, and notwithstanding any provision of this Warrant, the Purchase Agreement or any other agreement or contract that could in any way be read to limit the right of the Holder to elect and receive the following, the Holder at any time and from time to time thereafter (in perpetuity and with no limitation in time) may require the Company, by delivering one or more notices in writing (each a “Put Notice” and the date of each such Put Notice, a “Put Notice Date”), to redeem this Warrant (or, at the option of the Holder, any portion of this Warrant) in full (without regard to any limitations on exercise of this Warrant), by paying to the Holder cash (the “Redemption Price”) by wire transfer of immediately available funds in an amount equal to the product of (i) the number of Warrant Shares set forth by the Holder in each applicable Put Notice and (ii) the highest Redemption Price Average on any Trading Day during the Put Period. Such Redemption Price shall be paid (i) in the event of a Put Notice delivered prior to June 30, 2013, on June 30, 2013, and (ii) in the event of a Put Notice delivered on or after June 30, 2013, within five (5) Trading Days after the applicable Put Notice Date.

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(4)           At any time and from time to time (in perpetuity and with no limitation in time) after delivering any Put Notice (including, without limitation, at any time and from time to time prior to or after the Second Authorized Shares Increase Deadline), the Holder shall have the right, at the Holder’s option, to deliver a notice to the Company (the “Withdrawal Put Notice”), withdrawing any specified Put Notice previously delivered pursuant to this Warrant and such withdrawal shall be immediately effective, unless otherwise specified in such Withdrawal Put Notice. For the avoidance of doubt, the delivery of any Withdrawal Put Notice shall not prejudice in any respect the right of the Holder to deliver any future Put Notice even as to the same Warrant Shares covered by the withdrawn Put Notices.

(5)           The Company shall become liable for the applicable Redemption Price relating to any Put Notice immediately following the applicable Put Notice Date and such amounts shall be a liability and debt obligation of the Company, and the Holder shall be a creditor of the Company with respect to such obligation, that is immediately due and payable upon the delivery by the Holder of the applicable Put Notice.

(6)             Each time the Company seeks the approval of its stockholders for the Increased Shares Stockholder Approval, the Company’s Board of Directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the Increased Shares Stockholder Approval at the Stockholders Meeting and take all commercially reasonable action to solicit the approval of the stockholders for the Increased Shares Stockholder Approval, including filing a proxy statement in a form reasonably acceptable to the Required Holders and complying with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to such proxy statement and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting.

(7)           The parties hereto agree that in the event of the Company’s failure to adopt the Increased Shares Amendment in accordance with the terms of this Section 5(a), the Holder’s actual damages would be uncertain and difficult to estimate because of the parties’ inability to predict the losses of the Holder, future Common Stock market prices, other opportunities of the Holder had it not invested in this Warrant and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any payment due under this Section 5(a) is intended by the parties to be, and shall be deemed, a fair and reasonable estimate of the amount required to compensate the Holder for the Holder’s loss of its investment opportunity as a result of the Company’s failure to perform and not a penalty.

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(8)            If the Authorized Shares Increase Date has not occurred on or prior to the First Authorized Shares Increase Deadline, then (in addition to all other rights the Holder has under this Warrant, including without limitation, this Section 5(a)) until either (x) the occurrence of the Authorized Shares Increase Date or (y) such time that no Series B Warrants are outstanding (such period, the “Interest Accrual Period”), the Company shall be obligated to pay a cash amount to the Holder by wire transfer of immediately available funds in an amount equal to the Interest Amount. Any accrued and unpaid Interest Amount shall be paid semi-annually on each January 1 and July 1 (each such period, commencing as for the first payment of the Interest Amount pursuant to this Section on the Issuance Date, and otherwise commencing on the date of the payment of the immediately preceding Interest Amount in accordance with this Section, an “Interest Period”) during the Interest Accrual Period. For purposes of this Section 5(a)(8), “Interest Amount” shall mean an amount calculated at 10% per annum of the product of (i) the number of shares underlying the Series B Warrants outstanding during the applicable Interest Period (pro rated for Series B Warrants outstanding for part of the applicable Interest Period) and (ii) the greater of (x) $0.50 (as adjusted for stock splits, reverse stock splits, stock dividends, stock combinations, recapitalizations, reorganizations or similar events as necessary to preserve the economic amount that would result if no such event occurred) and (y) the arithmetic average of the Weighted Average Prices of the Common Stock for each Trading Day during the applicable Interest Period. The Company shall become liable for the Interest Amount and such amounts shall be a liability and debt obligation of the Company, and the Holder shall be a creditor of the Company with respect to such obligation, that is immediately due and payable when due pursuant to the terms of this Warrant.

(9)           Notwithstanding any provision of this Warrant, the Purchase Agreement or any other agreement or contract that could in any way be read to limit the right of the Holder to elect and receive at any time in perpetuity any payments pursuant to this Section 5(a), no provision of this Warrant, the Purchase Agreement or any other agreement or contract shall limit the rights of the Holder (including, without limitation, the right to receive any Redemption Price) to receive at any time in perpetuity any payments pursuant to this Section 5(a).

b)       Reservation. The Company covenants that it will at all times on and after the Authorized Shares Increase Date reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as provided in this Warrant, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant (without regard to any limitations on the exercise of this Warrant and taking into account the adjustments and restrictions in Section 3), free from preemptive or any other contingent purchase rights of Persons other than the Holder . The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms of this Warrant, will be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided in this Warrant without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

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Section 6.           Miscellaneous.

a)       No Rights as Stockholder Until Exercise. Except as otherwise provided in this Warrant, this Warrant does not entitle the Holder to any voting rights nor any right to receive notice of meetings or any other rights as a stockholder of the Company prior to the exercise of this Warrant as set forth in Section 2.

b)       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)       Noncircumvention. The Company covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, from and after the Authorized Shares Increase Date and for so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise of this Warrant).

d)       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted in this Warrant shall not be a Business Day, then, such action may be taken or such right may be exercised on the next Business Day.

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e)       Governing Law and Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute under this Warrant or in connection herewith or with any transaction contemplated in this Warrant or discussed in this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page to this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this Warrant shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained in this Warrant shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE UNDER THIS WARRANT OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

f)        Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email or facsimile within two Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Trading Days submit via email or facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall use reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company, unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Company was correct, in which case the expenses of the investment bank and accountant will be borne by the Holder.

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g)       Restrictions and Rule 144. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant are not registered. For purposes of Rule 144 promulgated under the Securities Act, as in effect on the date of this Warrant, it is intended that, and the Company acknowledges and agrees that, the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions required by its transfer agent or otherwise, necessary to issue the Warrant Shares in a Cashless Exercise without restriction and not containing any restrictive legends without the need for any action by the Holder; provided, that, in the case of a Cashless Exercise effected between the six month anniversary and the one year anniversary of the Issuance Date, the Company has satisfied the current public information requirement under Rule 144(c).

h)       Nonwaiver. No course of dealing or any delay or failure to exercise any right under this Warrant on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies.

i)         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) reasonably promptly following any adjustment of the Exercise Price or the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any events that give rights to the Holder pursuant to Section 3(e) of this Warrant or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided, that in each case, such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

j)        Limitation of Liability. No provision of this Warrant, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration in this Warrant of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate and further agrees to waive any requirement by the Holder to post any bond.

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l)         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations, including the limitation contained in Section 2(d) of this Warrant, evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m)     Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and the Required Holders; provided, that the provisions of Section 2(d) may not be waived and may not be modified or amended in any manner inconsistent with the terms and provisions of Section 2(d) and with the intended beneficial ownership limitation contained in Section 2(d).

n)       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Section 7.           Holder’s Status.

The Company represents that, as of the Issuance Date, each of the Holder and its other Attribution Parties is, and collectively they are, not an Affiliate. The Company covenants and agrees not to take a position contrary to this Section 7 assuming the Purchaser Condition (as defined in the Purchase Agreement) is satisfied and subject to requirements of securities laws then in effect, upon exercise in accordance with this Warrant, the Warrant Shares will be issued to the Holder without any restrictive legend and will be freely tradable without restriction on the Principal Market or applicable Eligible Market; provided, in each case, that the Warrant Shares are included in an effective Registration Statement or all applicable requirements of Rule 144 are met; provided, further, that notwithstanding the foregoing the Company specifically acknowledges its agreement as set forth in Section 4.1(c) of the Purchase Agreement. The issuance of this Warrant is duly authorized and is validly issued and free from all taxes, liens and charges with respect to the issue thereof. Upon exercise in accordance with this Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

Section 8.           Preferences and Ranking. Any and all payments that the Company is obligated to make to the Holder as a result of a Company Controlled Fundamental Transaction, pursuant to Section 5(a), as a Buy-In Price pursuant to Section 2(f), or as a result of a Public Information Failure under the Purchase Agreement shall (i) have preference to, and shall be made by the Company to the Holder prior to, any other obligations of the Company to another Person pursuant to any other equity security, warrant (other than the other SPA Warrants), option

22

or other contract, agreement or document, and (ii) be a liability and debt obligation of the Company, and the Holder shall be a creditor of the Company with respect to such obligation, that is immediately due and payable upon the earlier of (x) a notice by the Holder to the Company (if such notice is required pursuant to the terms of this Warrant) pursuant to the terms of this Warrant, or (y) the occurrence of such condition or other event pursuant to and in accordance with the terms of this Warrant.

Section 9.           Delinquent Cash Payment.

If the Company at any time and from time to time fails to make any payment pursuant to and in accordance with the terms of this Warrant that is due to the Holder pursuant to the terms of this Warrant (a “Delinquent Cash Payment”), the Holder will be treated as a creditor of the Company in any Federal or State bankruptcy, reorganization, liquidation, receivership, or assignment for the benefit of creditors of, by, or for the Company or other similar insolvency proceeding affecting Company creditors’ rights and involving any claim under this Warrant to any such Delinquent Cash Payment.

Section 10.             No Stock Buy-Backs.

So long as any SPA Warrants are outstanding, the Company shall not redeem, repurchase or otherwise reduce the number of outstanding shares of Common Stock.

Section 11.           Existence of Liens.

So long as any SPA Warrants are outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, allow or suffer to exist any Lien (as defined in the Purchase Agreement) other than Permitted Liens (as defined in the Purchase Agreement).

Section 12.           Amendments.

So long as any SPA Warrants are outstanding, the Company shall not (i) amend, waive, modify or terminate any provision of any outstanding securities (including, without limitation, any warrants) or (ii) be party to any transaction (including, without limitation, any contract, agreement or other arrangement) or issue any security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument with a provision or term (including, without limitation, any fundamental transaction, change of control or similar event provision) which in any way restricts the Company’s ability to issue, or is in any way triggered by, or could require the Company to make any payment (of cash or otherwise) or adjustment or issue any shares of Common Stock or other securities as a result of, the Company’s issuance of, any of the securities under this Warrant or under any of the SPA Warrants.

Section 13.             No Right to Setoff.

The Company shall make any and all payments due to the Holder pursuant to and in accordance with the terms of this Warrant without the Company having any right under this Warrant or pursuant to applicable law to offset any amounts due and owing (or to become due and owing) under this Warrant to the Holder.

Section 14.             Certain Definitions.

For purposes of this Warrant, the following terms shall have the following meanings:

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a)       “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person as such terms are used in and construed under Rule 405 and Rule 144 under the Securities Act.

b)       “Aggregate Exercise Price” has the meaning set forth in Section 2(a).

c)       “Amendment Filing” has the meaning set forth in Section 5(a)(1).

d)       “Attribution Parties” has the meaning set forth in Section 2(d).

e)       “Authorized Shares Increase Date” shall have the meaning set forth in Section 5(a)(1).

f)        “Black Scholes Value” means, at the option of the Holder, (x) the value of this Warrant or the applicable portion of this Warrant, which value is calculated without taking into account any limitations on exercise of this Warrant and as if the Increased Shares Amendment had been adopted and become effective, using the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of such date of the Holder’s request pursuant to Section 3(d)(3)(b)(i) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Company Controlled Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 3(d)(3)(b)(i) if such request is prior to the date of the consummation of the applicable Company Controlled Fundamental Transaction, (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 3(d)(3)(b)(i), (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earlier to occur of (1) the public disclosure of the applicable Company Controlled Fundamental Transaction and (2) the consummation of the applicable Company Controlled Fundamental Transaction, and (iv) an underlying price per share equal to the greatest of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the public disclosure of the applicable Company Controlled Fundamental Transaction and ending on the Trading Day immediately preceding the consummation of the applicable Company Controlled Fundamental Transaction or, if the Company Controlled Fundamental Transaction is not publicly announced, the Closing Sale Price of the Common Stock on the date the Company Controlled Fundamental Transaction is consummated, (2) the highest Closing Sale Price of the Common Stock during the period beginning on the date the Company Controlled Fundamental Transaction is consummated and ending on the Trading Day immediately preceding the date of such Holder’s request pursuant to Section 3(d)(3)(b)(i), (3) the sum of the price per share being offered in cash in the applicable Company Controlled Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Company Controlled Fundamental Transaction (if any) and (4) any price per share used by any other Person who has received or is entitled to receive a payment based on a Black Scholes value or otherwise based on a price per share; or (y) in the event of any Clause C Fundamental Transaction that is triggered by any other Person having received or being entitled to receive a payment based on a Black Scholes value or otherwise based on a price per share (an “Alternate Black Scholes Value Calculation”), then solely at the option of the Holder, the Holder may elect that for purposes of this Warrant, to substitute any value of the Black Scholes Value definition set forth in (x) for any differing value used in the Alternate Black Scholes Value Calculation, including, without limitation, by using the same price per share used in the Alternate Black Scholes Value Calculation.

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g)       “Bloomberg” means Bloomberg, L.P.

h)       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

i)         “Buy-In” has the meaning set forth in Section 2(f).

j)        “Buy-In Price” has the meaning set forth in Section 2(f).

k)       “Cashless Exercise” has the meaning set forth in Section 2(c).

l)         “Clause C Fundamental Transaction” means a Company Controlled Fundamental Transaction triggered solely by the application of clause (C) of the definition of Company Controlled Fundamental Transaction.

m)     “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

n)       “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

o)       “Company” has the meaning set forth in the Preamble.

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p)       “Company Controlled Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, (iii) make, or allow one or more Subject Entities to make, or allow the Company to be or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company, (C) directly or indirectly, including

26

through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) the Company allows the occurrence of, or is party to, a fundamental transaction, change of control or similar event under any Subject Instrument in existence on the Issuance Date or (ii) the Company allows or is party to the acceleration or redemption of any Subject Instrument in existence on the Issuance Date, (iii) the occurrence of a “Fundamental Transaction” as defined in or under the Company’s March 1, 2011 Warrant Agreement (including pursuant to the $2,000,000 Series A Warrant, the $21,000,000 Series B Warrant or any other Series A Warrant or Series B Warrants issued pursuant thereto) by and between the Company and American Stock Transfer & Trust Company (including the $2,000,000 Series A Warrant, the $21,000,000 Series B Warrant or any other Series A Warrant or Series B Warrants issued pursuant thereto, the “2011 Warrant Agreement”), (iv) the acceleration or redemption of (or any payment under) the 2011 Warrant Agreement or any warrant or right thereunder provided that solely for purposes of the foregoing clauses (i), (ii), (iii) and (iv), the foregoing clauses (i), (ii), (iii) and (iv) shall not constitute a Company Controlled Fundamental Transaction (x) until the Company is required to pay, or is liable for or obligated for, or an obligation arises as to, any amount in excess of $1,000,000 individually or in the aggregate for all such clauses, or (v)(x) the entitlement of any Person to receive, (y) the obligation of the Company to make or (z) the Company making, any payment relating to any fundamental transaction, change of control or similar event in any circumstance that the Holder would not receive an identical payment pursuant to the specific terms of this Warrant or that in any way would prevent the Holder from receiving the Fundamental Transaction Warrant Early Termination Price; (vi) on or after the Issuance Date, the Company entering into, or issuing, or allowing, or being party to a payment obligation under, any Subject Instrument, or amending or modifying any existing Subject Instrument whereby the Company becomes subject to a payment obligation thereunder, that provides for rights, payments, issuances or other benefits in the event of a fundamental transaction, change of control or similar event that is or are in any way better or more advantageous than the rights, payments, issuances or other benefits of a Holder pursuant to the terms of this Warrant or otherwise providing for any payment in any way and in any circumstance or event that the Holder would not as a result thereof or in a similar manner be entitled to receive the Fundamental Transaction Warrant Early Termination Price or that in any way would prevent the Holder from receiving the Fundamental Transaction Warrant Early Termination Price; or (vii) the Company making or permitting a fundamental transaction, change of control or similar event under any Subject Instrument in existence on the Issuance Date; (D) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, any breach or other violation by the Company of any or all of the provisions set forth in Section 4.17, Section 4.19, Section 4.21, Section 4.22, Section 4.23 or Section 4.24 of the Purchase Agreement, (E) either (i) the commencement by the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the filing by it of a petition or answer or consent seeking reorganization or relief under

27

any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of any such action, or (ii) the entry by a court having jurisdiction in the premises of (x) a decree or order for relief in respect of the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (y) in a manner within the control of the Company, a decree or order adjudging the Company or any of its subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its subsidiaries under any applicable Federal or State law or (z) in a manner within the control of the Company, the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; (F) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction; or (G) in the event the Company learns of any third party attempting or seeking to take action to cause a fundamental transaction, change of control or similar event (including, without limitation, through a tender or exchange offer), or an event that with the passage of time could result in a fundamental transaction, change of control or similar event (including, without limitation, through a tender or exchange offer) under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument, that

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does not conform to the requirements of the Transaction Documents and that does not afford or grant the Purchasers all of the rights and payments they would receive in a Company Controlled Fundamental Transaction (including, without limitation, any payments they would receive if they were holders of the shares of Common Stock issuable upon exercise of the Warrants (without regard to any limitation on the exercise of the Warrants and as if the Increased Shares Amendment had been adopted and become effective)), the failure of the Company to adopt a poison pill, and to the extent that any previously adopted poison pill ceases to be effective, to re-adopt a poison pill, or any other anti-takeover provision or method necessary to prevent a fundamental transaction, change of control or similar event  (including, without limitation, through a tender or exchange offer), or event that with the passage of time could result in a fundamental transaction, change of control or similar event (including, without limitation, through a tender or exchange offer) under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument, that does not conform to the requirements of the Transaction Documents and that does not afford or grant the Purchasers all of the rights and payments they would receive in a Company Controlled Fundamental Transaction (including, without limitation, any payments they would receive if they were holders of the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitation on the exercise of this Warrants and as if the Increased Shares Amendment had been adopted and become effective)).

q)       “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

r)        “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

s)        “Delinquent Cash Payment” has the meaning set forth in Section 9.

t)        “Distribution” has the meaning set forth in Section 3(c).

u)       “DRS” has the meaning set forth in Section 2(a).

v)       “DTC” has the meaning set forth in Section 2(a).

w)      “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., or The NASDAQ Stock Market LLC.

x)       “Excess Shares” has the meaning set forth in Section 2(d).

y)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

z)       “Exercise Notice” has the meaning set forth in Section 2(a).

aa)   “Exercise Price” has the meaning set forth in Section 2(b).

bb)   “Expiration Date” means the ten (10) year anniversary of the Authorized Shares Increase Date.

cc)    “FAST Program” has the meaning set forth in Section 2(a).

dd)   “First Authorized Shares Increase Deadline” has the meaning set forth in Section 5(a)(1).

ee)    “Fundamental Transaction” means any Company Controlled Fundamental Transaction and any Non-Company Controlled Fundamental Transaction.

ff)     “Fundamental Transaction Early Termination Notice” has the meaning set forth in Section 3(d)(3)(b)(i).

gg)    “Fundamental Transaction Escrow Deadline” has the meaning set forth in Section 3(d)(3)(b)(ii).

hh)   “Fundamental Transaction Notice” has the meaning set forth in Section 3(d)(1)(b).

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ii)       “Fundamental Transaction Warrant Early Termination Price” means, as elected by the Holder solely at its option as indicated in the applicable Fundamental Transaction Early Termination Notice, either (x) the Black Scholes Value of this Warrant (or, if so elected by the Holder, the portion of this Warrant as to which the Holder has elected to receive the Fundamental Transaction Warrant Early Termination Price as set forth in the applicable Fundamental Transaction Early Termination Notice) or (y) if the Company Controlled Fundamental Transaction relating to the delivery of the applicable Fundamental Transaction Early Termination Notice results from any event or transaction whereby any other Person has the right to demand or receive redemption of or any payment related to any securities of the Company (such redemption or payment to any other Person, an “Alternate Payment”), the product of (1) the number of Warrant Shares underlying the Warrant (or, if elected by the Holder, the portion of this Warrant as to which the Holder has elected to receive the Fundamental Transaction Warrant Early Termination Price as set forth in the applicable Fundamental Transaction Early Termination Notice) and (2) the price per share used in calculating the Alternate Payment to such other Person.

jj)      “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

kk)   “Holder” has the meaning set forth in the Preamble.

ll)     “Increased Shares Amendment” has the meaning set forth in Section 5(a)(1).

mm) “Increased Shares Stockholder Approval” has the meaning set forth in Section 5(a)(1).

nn)   “Interest Accrual Period” has the meaning set forth in Section 5(a)(8).

oo)   “Interest Amount” has the meaning set forth in Section 5(a)(8).

pp)   “Interest Period” has the meaning set forth in Section 5(a)(8).

qq)   “Issuance Date” has the meaning set forth in the Preamble.

rr)     “Maximum Percentage” has the meaning set forth in Section 2(d).

ss)    “Non-Company Controlled Fundamental Transaction” means that in a manner not within the control of the Company, (A) any Subject Entity individually or the Subject Entities in the aggregate shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; or (B) (i) the commencement of any involuntary bankruptcy or insolvency case or proceeding against it; or (ii) the entry, in a manner out of the control of the Company, by a court having jurisdiction in the premises of (x) a decree or order adjudging the Company or any of its subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its subsidiaries under any applicable Federal or State law or (y) the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs.

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tt)      “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

uu)   “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including any such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, such Person or entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

vv)   “Person” means an individual, a limited liability company, a partnership, a limited partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or political subdivision or any department, agency or instrumentality thereof.

ww) “Principal Market” means The NYSE MKT.

xx)   “Purchase Agreement” has the meaning set forth in Section 1.

yy)   “Purchase Rights” has the meaning set forth in Section 3(e).

zz)    “Put Notice” has the meaning set forth in Section 5(a)(3).

aaa)  “Put Notice Date” has the meaning set forth in Section 5(a)(3).

bbb) “Put Period” means the period commencing on the Issuance Date and ending on the Trading Day immediately preceding the later of (x) the applicable Put Notice Date and (y) the Second Authorized Shares Increase Deadline.

ccc)   “Redemption Price” has the meaning set forth in Section 5(a)(3).

ddd)  “Redemption Price Average” means, with respect to any Trading Day, the arithmetic average of the Weighted Average Prices of the Common Stock for the ten (10) consecutive Trading Days prior to such Trading Day.

eee) “Reduction Shares” has the meaning set forth in Section 2(d).

fff)   “Reported Outstanding Share Number” has the meaning set forth in Section 2(d).

ggg) “Required Holders” means the Holders holding Series B Warrants exercisable for at least a majority of the Warrant Shares issuable upon the exercise of all then outstanding Series B Warrants (without regard to any limitations on exercise of the Series B Warrants and as if the Increased Shares Amendment had been adopted and become effective).

hhh)  “Second Authorized Shares Increase Deadline” has the meaning set forth in Section 5(a)(2).

iii)      “Series B Warrants” has the meaning set forth in the Purchase Agreement.

jjj)    “Share Delivery Date” has the meaning set forth in Section 2(a).

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kkk)  “SPA Warrants” means, collectively, the Series A Warrants (as defined in the Purchase Agreement) and the Series B Warrants issued pursuant to the Purchase Agreement.

lll)      “Stockholders Meeting” has the meaning set forth in Section 5(a)(1).

mmm) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

nnn)   “Subject Instruments” means any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument of the Company.

ooo)   “Successor Capital Stock” has the meaning set forth in Section 3(d)(3)(c).

ppp)   “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

qqq)   “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

rrr)    “Transfer Agent” has the meaning set forth in Section 2(a).

sss)   “Warrant” has the meaning set forth in the Preamble.

ttt)    “Warrant Register” has the meaning set forth in Section 4(c).

uuu)   “Warrant Shares” has the meaning set forth in the Preamble.

vvv)   “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as such market publicly

32

announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by the OTC Markets. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6(f) with the term “Weighted Average Price” being substituted for the term “Exercise Price”. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

www)  “Withdrawal Put Notice” has the meaning set forth in Section 5(a)(4).

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PALATIN TECHNOLOGIES, INC.

By: ________________________
Name: Stephen T. Wills
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

34

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

PALATIN TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase __________________________ of the shares of Common Stock (“Warrant Shares”) of Palatin Technologies, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used in this Exercise Notice and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.             Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” in accordance with the terms of the Warrant in connection with the exercise of the Warrant for _______________ Warrant Shares.

2.             Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant to this Exercise Notice and the Warrant, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.             Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

4.             Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 2(d) of this Warrant to which this notice relates.

Date: _________________, 20___.
[Name of Registered Holder]
By: _____________________________
Name: _____________________________
Title: _____________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

Palatin Technologies, Inc.
By: _____________________________
Name: _____________________________
Title: _____________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address: